SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2005

Commission File Number 1-09623

IVAX CORPORATION

Florida	16-1003559
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida 33137

(Address of principal executive offices) (Zip Code)

(305) 575-6000

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 3, 2005 the Board of Directors of the Company approved certain changes to the Company’s non-employee director compensation policy. The revised policy is effective immediately following the Company’s 2005 Annual Shareholders’ Meeting held on August 3, 2005. The compensation for our non-employee directors has historically included a grant of options to purchase our common stock. In 2004, each non-employee director received options to purchase 9,375 shares of our common stock. The recently announced merger agreement entered into by the Company and Teva Pharmaceuticals Industries Limited restricts the Company’s ability to grant stock options. Accordingly, and in lieu of the customary stock options grant, the Board has determined to increase the annual retainer paid to the non-employee directors by $20,000 to a total annual retainer of $40,000.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IVAX Corporation

Date: August 8, 2005	By:	/s/ Thomas E. Beier
Thomas E. Beier
Senior Vice President-Finance Chief Financial Officer